UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 2, 2006

Industrial Enterprises of America, Inc.
(formerly known as Advanced Bio/Chem, Inc.)
(Exact name of registrant as specified in its charter)

Nevada	000-30646	13-3963499
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

711 Third Avenue, Suite 1505, New York, New York	10017
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code	(212) 490-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Section 7 - Regulation FD
Item 7.01 Regulation FD Disclosure

As recently reported on a Current Report on Form 8-K filed on May 19, 2006, Industrial Enterprises of America, Inc., (the "Company") effected a reverse stock split effective at the close of business on June 5, 2006 converting each block of 10 shares of its common stock, par value $.001 per share (the “Common Stock”), issued and outstanding as of such date into one share of Common Stock. Note that the previously filed Current Report on Form 8-K mentioned in the foregoing sentence inadvertently stated that the reverse stock split would be effective at the close of business on June 3, 2006; however the correct effective date of such reverse stock split was June 5, 2006.

This Current Report on Form 8-K is being filed to disclose that on June 5, 2006, the Company began trading under a new ticker symbol, "IEAM.OB." This ticker symbol was changed by Nasdaq due to the required change of the Company's common stock CUSIP number following the reverse stock split. The new CUSIP number for the Company common stock is 456132 20 8.

On June 2, 2006 the Company issued a press release announcing the new ticker symbol and CUSIP number. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference. The press release furnished with this Current Report on Form 8-K provides details not included in previously issued reports of the Company and is not deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such writing.

Section 9 - Financial Statements and Exhibits.
Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description
99.1	Press Release of Industrial Enterprises of America Inc. dated June 2, 2006.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Industrial Enterprises of America, Inc.

June 14, 2006
By:  /s/ James W. Margulies
Name: James W. Margulies
Title: Chief Financial Officer